IDS LIFE INSURANCE COMPANY (GVAC)
Registration Number 33-48701/811-3217

EXHIBIT INDEX

23.  Consent of Independent Auditors

24.  Power of Attorney dated August 19, 1997

24.1 Power of Attorney dated April 9, 1998

27.  Financial Statements Schedules/Report of Independent Auditors